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                     AMENDED AND RESTATED SECURITY AGREEMENT

                                       By

                          WOMEN FIRST HEALTHCARE, INC.,
                                   as Company,

                 THE GUARANTORS FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                                       and

                                 CIBC WMC INC.,
                               as Collateral Agent

                             ----------------------

                            Dated as of May 12, 2003

================================================================================
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                                TABLE OF CONTENTS


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PREAMBLE................................................................................     1

RECITALS................................................................................     1

AGREEMENT...............................................................................     2

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1        Definitions..........................................................     2
SECTION 1.2        Interpretation.......................................................    15
SECTION 1.3        Resolution of Drafting Ambiguities...................................    15

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1        First Priority Security Interest.....................................    15
SECTION 2.2        Second Priority Security Interest....................................    17
SECTION 2.3        Preferred Stock Second Priority Security Interest....................    18
SECTION 2.4        INTENTIONALLY OMITTED................................................    19
SECTION 2.5        Security Interests...................................................    19
SECTION 2.6        No Release...........................................................    20

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                                USE OF COLLATERAL

SECTION 3.1        Delivery of Certificated Securities Collateral.......................    21
SECTION 3.2        Perfection of Uncertificated Securities Collateral...................    21
SECTION 3.3        Financing Statements and Other Filings; Maintenance of
                      Perfected Security Interest.......................................    21
SECTION 3.4        Other Actions........................................................    22
SECTION 3.5        Joinder of Additional Guarantors.....................................    26
SECTION 3.6        Use and Pledge of Collateral.........................................    26
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                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1        Title, Authority and Validity; Preservation of Corporate
                      Existence.........................................................    26
SECTION 4.2        Validity of Security Interests.......................................    27
SECTION 4.3        Limitation on Liens..................................................    27
SECTION 4.4        Other Financing Statements...........................................    27
SECTION 4.5        Chief Executive Office; Change of Name; Jurisdiction of
                      Organization......................................................    28
SECTION 4.6        Location of Inventory and Equipment..................................    28
SECTION 4.7        Condition and Maintenance of Equipment...............................    29
SECTION 4.8        Corporate Names; Prior Transactions..................................    29
SECTION 4.9        No Claims............................................................    29
SECTION 4.10       No Conflicts, Consents, etc..........................................    29
SECTION 4.11       Collateral...........................................................    30
SECTION 4.12       Insurance............................................................    30
SECTION 4.13       Payment of Taxes; Compliance with Laws; Contesting Liens;
                      Claims............................................................    30
SECTION 4.14       Access to Collateral, Books and Records; Other Information...........    31

                                    ARTICLE V

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1        Pledge of Additional Securities Collateral...........................    31
SECTION 5.2        Voting Rights; Distributions; etc....................................    31
SECTION 5.3        Operative Agreements.................................................    32
SECTION 5.4        Defaults, etc........................................................    33

                                   ARTICLE VI

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                               PROPERTY COLLATERAL

SECTION 6.1        Grant of License.....................................................    33
SECTION 6.2        Registrations........................................................    33
SECTION 6.3        No Violations or Proceedings.........................................    34
SECTION 6.4        Protection of Collateral Agent's Security............................    34
SECTION 6.5        After-Acquired Property..............................................    35
SECTION 6.6        Modifications........................................................    35
SECTION 6.7        Litigation...........................................................    35
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                                    ARTICLE VII

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1        Special Representations and Warranties...............................    36
SECTION 7.2        Maintenance of Records...............................................    36
SECTION 7.3        Legend...............................................................    37
SECTION 7.4        Modification of Terms, etc...........................................    37
SECTION 7.5        Collection...........................................................    37

                                  ARTICLE VIII

                            TRANSFERS AND OTHER LIENS

SECTION 8.1        Transfers of and other Liens on Collateral...........................    37

                                   ARTICLE IX

                                    REMEDIES

SECTION 9.1        Remedies.............................................................    38
SECTION 9.2        Notice of Sale.......................................................    40
SECTION 9.3        Waiver of Notice and Claims..........................................    40
SECTION 9.4        Certain Sales of Collateral..........................................    40
SECTION 9.5        No Waiver; Cumulative Remedies.......................................    42
SECTION 9.6        Certain Additional Actions Regarding Intellectual Property...........    42

                                    ARTICLE X

                             APPLICATION OF PROCEEDS

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1       Concerning the Collateral Agent......................................    43
SECTION 11.2       Collateral Agent May Perform; Collateral Agent Appointed
                      Attorney-in-Fact..................................................    44
SECTION 11.3       Expenses.............................................................    44
SECTION 11.4       Indemnity............................................................    45
SECTION 11.5       Continuing Security Interests; Assignment............................    46
SECTION 11.6       Termination; Release.................................................    46
SECTION 11.7       Modification in Writing..............................................    46
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SECTION 11.8       Notices..............................................................    46
SECTION 11.9       GOVERNING LAW........................................................    47
SECTION 11.10      CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF
                      JURY TRIAL........................................................    47
SECTION 11.11      Severability of Provisions...........................................    47
SECTION 11.12      Execution in Counterparts............................................    47
SECTION 11.13      Business Days........................................................    47
SECTION 11.14      No Credit for Payment of Taxes or Imposition.........................    48
SECTION 11.15      No Claims Against Collateral Agent...................................    48
SECTION 11.16      Obligations Absolute.................................................    48
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SIGNATURES

SCHEDULE 1.1(a)     Prior Liens on Pledged Collateral
SCHEDULE 1.1(b)     Prior Liens on Second Lien Collateral
SCHEDULE 4.10       Required Consents
SCHEDULE 6.3        Violations or Proceedings

EXHIBIT 1           Form of Issuer Acknowledgment
EXHIBIT 2(a)        Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 2(b)        Form of Control Agreement Concerning Securities Accounts
EXHIBIT 3           Form of Bailee Letter
EXHIBIT 4           Form of Pledge Amendment
EXHIBIT 5           Form of Joinder Agreement

                               SECURITY AGREEMENT

            AMENDED AND RESTATED SECURITY AGREEMENT (the "Agreement"), dated as of May 12, 2003, made by WOMEN FIRST HEALTHCARE, INC., a Delaware corporation having an office at 12220 El Camino Real, Suite 400, San Diego, California 92130 (the "Company"), and THE GUARANTORS FROM TIME TO TIME PARTY HERETO (the "Guarantors"), as pledgors, assignors and debtors (the Company, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Issuers" and each an "Issuer") in favor of CIBC WMC INC., having an office at C/O CIBC Capital Partners, 425 Lexington Avenue, New York, New York 10017, in its capacity as Collateral Agent pursuant to the Securities Purchase Agreement and Preferred Stock Purchase Agreement (each as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Collateral Agent").

                                 R E C I T A L S

            A. The Company and the Purchasers (as defined in the Securities Purchase Agreement), in connection with the execution and delivery of that certain security agreement dated as of June 25, 2002 (the "Original Security Agreement"), entered into the Note and Warrant Purchase Agreement, dated as of June 25, 2002, as amended by Amendment No. 1 to the Note and Warrant Purchase Agreement, dated May 12, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement"), pursuant to which the Company issued its senior secured notes due 2005 (the "Notes") in the aggregate principal amount of $28.0 million, together with warrants to purchase common stock. It is contemplated that the Company may, after the date hereof, issue Additional Notes (as defined in the Securities Purchase Agreement; the Additional Notes, together with the Notes, the "Securities") pursuant to the provisions of the Securities Purchase Agreement.

            B. The Company and the Purchasers (as defined in the Preferred Stock Purchase Agreement), in connection with the execution and delivery of the Original Security Agreement, entered into the Preferred Stock Purchase Agreement, dated as of June 25, 2002 as amended by Amendment No. 1 to the Preferred Stock Purchase Agreement, dated May 12, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Preferred Stock Purchase Agreement" and, together with the Securities Purchase Agreement, the "Purchase Agreements"), pursuant to which the Company initially issued Senior Convertible Redeemable Preferred Stock, Series A in the initial stated value of $13.0 million which the Company is exchanging on the date hereof for shares of Senior Convertible Redeemable Preferred Stock, Series B having an initial stated value of $14.181 million (the "Preferred Stock").

            C. Each Guarantor has, pursuant to the Guarantee Agreement, dated May 12, 2003, among other things, fully and unconditionally guaranteed the obligations of the Company under the Securities Purchase Agreement.

            D. The Company, the Collateral Agent, the Guarantors and the Purchasers have agreed to amend the Securities Purchase Agreement and the Preferred Stock Purchase Agreement subject to the execution of this Agreement for the mutual benefit of the parties hereto and the Secured Parties (as defined below).

            E. The Issuers are or, as to Collateral (as hereinafter defined) acquired by such Issuer after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

            F. This Agreement is given by the Issuers in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                               A G R E E M E N T :

            NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers and the Collateral Agent hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1    Definitions.

            (a) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following terms which are capitalized herein:

            "Accounts"; "Bank"; "Chattel Paper"; "Commercial Tort Claim"; "Commodity Account"; "Commodity Intermediary"; "Documents"; "Electronic Chattel Paper"; "Equipment"; "Financial Asset"; "Fixtures"; "Instruments" (as defined in
Article 9 rather than Article 3); "Inventory"; "Letter-of-Credit"; "Letter-of-Credit Right"; "Proceeds"; "Securities Account"; "Securities Intermediary"; and "Tangible Chattel Paper".

            (b) Capitalized terms used but not otherwise defined herein that are defined in the Purchase Agreements shall have the meanings given to them in the Purchase Agreements, including the following terms:

            "Affiliate"; "Business Day"; "Capitalized Lease Obligations"; "Cash Equivalents"; "Date of Closing"; "Debt"; "Event of Default"; "GAAP"; "Indebtedness"; "Lien"; "Person"; and "Purchase Money Indebtedness".

            (c) The following terms shall have the following meanings:

            "Acquisition Document Rights" shall mean, with respect to the Company, collectively, all of the Company's rights, title and interest in, to and under the Acquisition Documents including, without limitation, (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documents, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documents or related thereto and
(iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

            "Acquisition Documents" shall mean, collectively, (i) that certain Asset Purchase Agreement dated June 25, 2002, among the Company, Westwood Squibb Colton Holdings Partnership, the Gillette Company and Bristol Myers Squibb Company (the "Asset Purchase Agreement"); (ii) that certain Supply Agreement dated June 25, 2002, among the Company, Westwood Squibb Colton Holdings Partnership, the Gillette Company and Bristol Myers Squibb Company; and (iii) that certain License Agreement dated June 25, 2002, among the Company, Westwood Squibb Colton Holdings Partnership, the Gillette Company and Bristol Myers Squibb Company; in each case, together with any and all documents, agreements and other instruments then or at any time thereafter executed and/or delivered in connection therewith or related thereto in each case as amended, amended and restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.

            "Additional Pledged Interests" shall mean, collectively; with respect to each Issuer, (i) all options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of each Issuer relating to the equity or membership or partnership interests in any such issuer or under the Operative Agreements of any such issuer, from time to time acquired by such Issuer in any manner and (ii) all the membership, partnership or other interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed and all options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of such limited liability company, partnership or other entity including, without limitation, all rights, privileges, authority and powers of such Issuer relating to such equity or membership or partnership interests or under the Operative Agreements of such limited liability company, partnership or other entity, from time to time acquired by such Issuer including the certificates, instruments and agreements representing such additional interests and any and all interest of such Issuer in the entries on the books of any financial intermediary pertaining to such additional interests.

            "Additional Pledged Shares" shall mean, collectively, with respect to each Issuer, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of such Issuer relating to such additional shares issued by any such issuer under the Operative Agreements of any such issuer, from time to time acquired by such Issuer in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed or shares required to be pledged under the Secured Obligations and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation including, without limitation, all rights, privileges, authority and powers of such Issuer relating to such shares or under the Operative Agreements of such corporation, from time to time acquired by such Issuer in any manner, in each case, including the certificates representing such additional shares and any and all interest of such Issuer in the entries on the books of any financial intermediary pertaining to such additional shares.

            "Agreement" shall mean this Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

            "Bailee Letters" shall have the meaning assigned to such term in
Section 3.4 hereof.

            "Bactrim" shall mean any product sold in connection with the Bactrim trademark and having the active ingredients trimethoprim and sulfamethoxazole, in all current and future presentations and formulations.

            "Business" shall mean the marketing and sale of pharmaceutical products and similar products into the OB/GYN, dermatological or dental markets and the sale of self-care products to midlife women through a mail-order catalog and/or internet web site.

            "Certificate of Designation" shall mean the Certificate of Designation of Preferences and Rights of the Senior Convertible Redeemable Preferred Stock, Series B filed with the Secretary of the State of Delaware on May 12, 2003.

            "Charges" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

            "Collateral" shall mean, collectively, the Pledged Collateral and, to the extent the Company receives the Wyeth Consent, the Second Lien Collateral.

            "Collateral Account Funds" shall mean, collectively, the following from time to time on deposit in a collateral account: all funds (including, without limitation, all Trust Monies), investments (including, without limitation, all Cash Equivalents) and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Issuers in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

            "Collateral Agent" shall have the meaning assigned to such term in the Preamble of this Agreement.

            "Collateral Material Adverse Effect" shall mean, as of any date of determination and whether individually or in the aggregate (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations as presently conducted in connection with the Collateral;
(b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Collateral; or (c) subject to
Section 2.3 of this Agreement, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably expect to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Agreement or the rights and remedies of the Collateral Agent hereunder.

            "Company" shall have the meaning assigned to such term in the Preamble hereof.

            "Contested Liens" shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 4.13 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Liens and security interests created and evidenced by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Liens and security interests created and evidenced hereby.

            "Contracts" shall mean, collectively, with respect to each Issuer, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Issuer and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

            "Control" shall mean (i) in the case of each Deposit Account, "control," as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, "control," as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, "control," as such term is defined in Section 9-106 of the UCC.

            "Control Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 2(a) with respect to Deposit Accounts or Exhibit 2(b) with respect to Securities Accounts or Commodities Accounts or such other agreement in form and substance acceptable to the Collateral Agent.

            "Controlled Account" shall mean a Securities Account, Commodity Contract or a Deposit Account with respect to which the Collateral Agent has Control.

            "Copyrights" shall mean, collectively, with respect to each Issuer, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Issuer, in each case, whether now owned or hereafter created or acquired by or assigned to such Issuer, including, without limitation, the copyrights, registrations and applications listed in Schedule 15(b) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Issuer's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

            "Deposit Accounts" shall mean, collectively, with respect to each Issuer, (i) all "deposit accounts" as such term is defined in the UCC and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts described in clause (i) of this definition.

            "Destruction" shall mean any and all damage to, or loss or destruction of, all or any portion of the Collateral.

            "Distributions" shall mean, collectively, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Issuer in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

            "Equagesic" shall mean the product having the ingredients memprobamate and aspirin and sold under the Equagesic trademark, in all current and future presentations and formulations.

            "Esclim" shall mean the estrogen transdermal system sold under the Esclim trademark in all current and future presentations and formulations.

            "Excluded Property" shall mean Special Property other than the following:

            (a) Special Property described under clause (a) of the definition of Special Property to the extent that the applicable prohibition or restriction would be rendered unenforceable under Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC; and

            (b) any Proceeds, substitutions or replacements of any Special Property described under clauses (a) through (d) of the definition thereof (unless such Proceeds, substitutions or replacements would constitute Special Property).

            "FDA" shall mean the United States Food and Drug Administration, or any successor entity.

            "General Intangibles" shall mean, collectively, with respect to each Issuer, all "general intangibles," as such term is defined in the UCC, of such Issuer relating to the Collateral and, in any event, shall include, without limitation, (i) all of such Issuer's rights, title and interest in, to and under all Insurance Policies and Contracts, (ii) all know-how and warranties relating to any of the Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Issuer against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Issuer's operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Issuer pertaining to operations now or hereafter conducted by such Issuer or any of the Collateral including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and
(vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral and claims for tax or other refunds against any Governmental Authority relating to any Collateral.

            "Goodwill" shall mean, collectively, with respect to each Issuer, the goodwill connected with the Collateral including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Issuer has any interest and (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill.

            "Governmental Authority" shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over each Issuer or the Collateral or any portion thereof.

            "Guarantor" shall have the meaning assigned to it in the Guarantee Agreement.

            "Guarantee Agreement" shall mean the Senior Secured Guarantee Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the Purchasers.

            "Indemnified Liabilities" shall have the meaning assigned to such term in Section 11.4(i) hereof.

            "Indemnitees" shall have the meaning assigned to such term in
Section 11.4(i) hereof.

            "Initial Pledged Interests" shall mean all membership, partnership or other equity interests (other than in a corporation), as applicable, of each Issuer described in Schedule 12 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Issuer in and to each such issuer under the Operative Agreements of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Issuer in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

            "Initial Pledged Shares" shall mean, collectively, the issued and outstanding shares of capital stock of each Issuer described in Schedule 12 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Issuer in and to each such issuer under the Operative Agreements of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Issuer in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

            "Insurance Policies" shall mean the insurance policies and coverages required to be maintained by each Issuer with respect to the Collateral pursuant to Paragraph 5H of the Securities Purchase Agreement and all renewals and extensions thereof.

            "Insurance Requirements" means, collectively, with respect to each Issuer, all provisions of the Insurance Policies, all requirements of such Issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon such Issuer and applicable to the Collateral or any use or condition thereof.

            "Intellectual Property Collateral" shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses, Know-How, Internet Names, Trade Dress and Goodwill.

            "Intercompany Note" shall mean, if requested by the Collateral Agent in writing, a Global Intercompany Note in form and substance acceptable to the Collateral Agent.

            "Intercreditor Agreement" means that certain Intercreditor Agreement, dated June 25, 2002, among the Purchaser and the Collateral Agent and acknowledged by each Issuer.

            "Internet Names" shall mean all web addresses, domain names and phone numbers held in the name of each Issuer or any of such Issuer's subsidiaries and the applications and registrations therefor.

            "Investment Property" shall mean a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account, excluding (1) Securities Collateral and (2) any property excluded from or not required to be pledged pursuant to the definition of Pledged Shares, Pledged Interests or Successor Interests.

            "Joinder Agreement" shall mean the form of joinder agreement attached hereto as Exhibit 5.

            "Know-How" shall mean any and all Manufacturing Know-How, product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, manufacturing, engineering and other manuals and drawings, standard operating procedures, formulae, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety, quality assurance, quality control and clinical data, technical information, research records, and all other confidential or proprietary technical and business information that is currently owned by each Issuer or is in the future developed by or for such Issuer and used exclusively in the Business. For the sake of clarity, none of the foregoing information shall be included in Know-How to the extent that such information is covered by any claim of any Patent.

            "Licenses" shall mean, collectively, with respect to each Issuer, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright, whether such Issuer is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedules 15(a) and (b) annexed to the Perfection Certificate, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

            "Manufacturing Know-How" shall mean the percentages and specifications of ingredients, the manufacturing processes, specifications, technology, inventions, assays, quality control and testing procedures, know-how and trade secrets owned by each Issuer and used exclusively to manufacture, formulate, test and package the Products for sale, marketing and distribution. For the sake of clarity, none of the foregoing information shall be included in Know-How to the extent that such information is covered by any claim of any Patent.

            "Marketing Materials" shall mean all marketing materials, marketing research data, customer and sales information, product literature, promotional materials and data, advertising and display materials and all training materials in whatever medium (e.g., audio, visual or print) held in each Issuer's name and exclusively related to the Business.

            "Material Intellectual Property" means Intellectual Property Collateral owned by or in which each Issuer has any interest which is material to its business.

            "Midrin" shall mean all formulations of the pharmaceutical product sold under the registered trademark Midrin(R), in all current and future presentations and formulations.

            "NDA" shall mean any new drug application filed pursuant to the requirements of the FDA, as more fully defined in 21 C.F.R.Section314.5 et seq., and any equivalent application filed with any Governmental Authority.

            "Notes" shall have the meaning assigned to such term in Recital A hereof.

            "Operative Agreement" shall mean (i) in the case of any limited liability company or partnership or other non-corporate entity, any membership or partnership agreement or other organizational agreement or document thereof and (ii) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

            "Ortho-Est" shall mean the estropipate product packaged under the name Ortho-Est(R), in all current and future presentations and formulations.

            "Patents" shall mean, collectively, with respect to each Issuer, all patents issued or assigned to and all patent applications and registrations made by such Issuer (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those listed in Schedule 15(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Issuer's use of any such patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and
(vi) rights to sue for past, present or future infringements thereof.

            "Perfection Certificate" shall mean that certain Perfection Certificate dated May 12, 2003, executed and delivered by each Issuer in favor of the Collateral Agent and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent), executed and delivered by an Issuer in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time upon the request of the Collateral Agent.

            "Permitted Collateral Liens" shall have the meaning assigned to such term in Section 4.3 hereof.

            "Pledged Collateral" shall have the meaning set forth in Section
2.1.

            "Pledged Interests" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that to the extent applicable, such Issuer shall not be required to pledge (i) any interest possessing more than 65% of the voting power or control of all classes of interests entitled to vote of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Tax Code) or (ii) the interests of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Tax Code.

            "Pledged Securities" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

            "Pledged Shares" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that each Issuer shall not be required to pledge (i) shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a first tier controlled foreign corporation (as defined in Section 957(a) of the Tax Code) or (ii) the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under
Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Tax Code.

            "Preferred Stock Purchase Agreement" shall have the meaning assigned to such term in Recital B hereof.

            "Preferred Stock" shall have the meaning assigned to such term in Recital B hereof.

            "Prior Liens" shall mean, collectively, the Liens identified in Schedules 1.1(a) and 1.1(b) attached hereto relating to the items of Collateral identified in such Schedules.

            "Product Registrations" shall mean the NDAs (including any Marketing Authorization Approvals) and comparable regulatory filings and approvals for the Products held in an Issuer's name.

            "Products" shall mean Vaniqa, Bactrim, Ortho-Est, Synalgos, Equagesic, and any future pharmaceutical products (excluding the Special Property) acquired by the Company.

            "Prudent Operator" shall mean the standard of care taken by a prudent operator of property and assets similar in use and configuration to the Collateral, as the case may be, and located in the locality where the Collateral, as the case may be, is located.

            "Purchase Agreements" shall have the meaning assigned to such term in Recital B hereof.

            "Regulatory Documentation" shall mean all (a) regulatory filings and supporting documents, chemistry, manufacturing and controls data and documentation, preclinical and clinical studies and tests, (b) records maintained under record keeping or reporting requirements of the FDA, or any other Governmental Authority including without limitation the drug master file and Investigational New Drug application, and (c) the complete complaint, adverse event and medical inquiry filings with respect to the Products; in each case held in such Issuer's name and in each case exclusively related to the Business, including the Product Registrations.

            "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

            "Second Lien Collateral" shall mean all rights and interests held by the Company related to Synalgos, Wygesic and Equagesic.

            "Secured Obligations" shall mean all obligations (whether or not constituting future advances, obligatory or otherwise) of each Issuer from time to time arising under or in respect of this Agreement, the Purchase Agreements, the Securities, the Preferred Stock, the Certificate of Designation, the Guarantee Agreement and the other Security Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Purchase Agreements, the Securities, the Preferred Stock, the Certificate of Designation and the other Security Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to such Issuer or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

            "Secured Parties" shall mean, collectively, the Collateral Agent and the holders of the Securities and the Preferred Stock.

            "Securities" shall have the meaning assigned to such term in Recital A hereof.

            "Securities Collateral" shall mean, collectively, the Pledged Securities, the Intercompany Note, and the Distributions.

            "Securities Purchase Agreement" shall have the meaning assigned to such term in Recital A hereof.

            "Security Documents" means this Agreement, the Perfection Certificate, and each other security document or pledge agreement required by applicable law to grant a valid, perfected Lien on and security interest in the Collateral, and all UCC or other financing statements or instruments of perfection required by this Agreement and the Acquisition Documents and any other document or instrument utilized to pledge any Property of whatever kind or nature as collateral for the Debt.

            "Special Property" shall mean:

            (a) any contract, permit, lease or license held by any Issuer that validly prohibits or restricts the creation by such Issuer of a security interest therein;

            (b) any permit, lease or license held by any Issuer to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;

            (c) Equipment owned by any Issuer on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred pursuant to the provisions of the Purchase Agreements if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Indebtedness or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

            (d) any property that on the date hereof is subject to a valid and enforceable "negative pledge clause" or other agreement that prohibits the grant of a security interest therein; and

            (e) all rights and interests held exclusively in Esclim and/or
      Midrin.

provided, however, that in each case described in clauses (a), (b) and (c) of this definition, such property shall constitute "Special Property" only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto, validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute "Special Property".

            "Subordinated Liens" shall have the meaning assigned to such term in
Section 4.3 hereof.

            "Successor Interests" shall mean, collectively, with respect to each Issuer, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Issuer (unless such successor is the Issuer itself) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1(a) annexed to the Perfection Certificate is not the surviving entity; provided, however, that the pledge of the Successor Interests affected hereby shall in no event affect the obligations of each Issuer under any provision prohibiting such action hereunder or under the Purchase Agreements.

            "Synalgos" shall mean the pharmaceutical product sold under the name Synalgos(R) and containing drocode (digydrocodeine) bitartrate, aspirin and caffeine, in all current and future presentations and formulations.

            "Taking" shall mean any taking of the Collateral or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of the Collateral or any portion thereof, by any Governmental Authority, civil or military.

            "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Trade Dress" shall mean the trade dress and packaging, including without limitation the registered trade dress held in any Issuer's name and in exclusively used in the Business.

            "Trademarks" shall mean, collectively, with respect to each Issuer, all trademarks (including service marks), logos, slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Issuer relating to the Collateral and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other Country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Schedule 15(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Issuer's use of any such trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

            "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

            "Vaniqa" shall mean VANIQA(TM) (eflornithine hydrochloride) Cream 13.9%, in all current and future presentations and formulations.

            "Vaniqa Collateral" shall have the meaning set forth in Section 2.3.

            "Wygesic" shall mean the product having the ingredients (propoxyphene HCl and acetaminophen) and sold under the Wygesic trademark, in all current and future presentations and formulations.

            "Wyeth" shall mean Wyeth, a Delaware corporation.

            "Wyeth Consent" shall mean Wyeth's written consent, delivered to the Company, consenting to the granting of a security interest in the Second Lien Collateral by the Issuers to the Collateral Agent for the benefit of the holders of the Securities.

            SECTION 1.2 Interpretation. The rules of construction set forth in Paragraph 10 of the Securities Purchase Agreements shall be applicable to this Agreement.

            SECTION 1.3 Resolution of Drafting Ambiguities. Each Issuer acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS


            SECTION 2.1 First Priority Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations relating to the Securities, each Issuer hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the holders of the Securities, a first priority lien on and security interest in and to all of the right, title and interest of such Issuer in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

         (i)      all Accounts,

         (ii)     all Equipment, Goods, Inventory and Fixtures;

         (iii)    all Documents, Instruments and Chattel Paper;

         (iv)     all Letter-of Credit Rights;

         (v)      all Securities Collateral;

         (vi)     all Investment Property;

         (vii)    all Intellectual Property Collateral;

         (viii) the Commercial Tort Claims described on Schedule 16 to the Perfection Certificate;


         (ix)     the Acquisition Documents and the Acquisition Document Rights;

         (x)      all General Intangibles;

         (xi)     all Deposit Accounts;

         (xii)    all Supporting Obligations;

         (xiii)   all books and records;

         (xiv)    all Marketing Materials;

         (xv)     all Regulatory Documentation;

         (xvi) to the extent not covered by clauses (i) through (xv) of this sentence, all other personal property of such Issuer, whether tangible or intangible; and

         (xvii) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Issuer from time to time with respect to any of the foregoing.

            Notwithstanding anything to the contrary contained in clauses (i) through (xvii) above, the security interests created by this Agreement shall not extend to any Excluded Property, and the term "Pledged Collateral" shall not include any Excluded Property or any Second Lien Collateral and (i) each Issuer shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (ii) from and after the Date of Closing, no Issuer shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Issuer believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

            SECTION 2.2 Second Priority Security Interest. Subject to the last paragraph of this Section 2.2, as collateral security for the payment and performance in full of all the Secured Obligations relating to the Securities, each Issuer hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the holders of the Securities, a second priority lien (subject only to the existing liens held by Wyeth in the Second Lien Collateral) on and security interest in and to all of the right, title and interest of such Issuer in, to and under the Second Lien Collateral, wherever located, whether now existing or hereafter arising or acquired from time to time, which Second Lien Collateral includes, but is not limited to:

         (i) all Intellectual Property Collateral exclusively related to or used only in connection with the Second Lien Collateral;

         (ii) the Commercial Tort Claims described on Schedule 16 to the Perfection Certificate exclusively related to or used only in connection with the Second Lien Collateral;

         (iii) all General Intangibles exclusively related to or used only in connection with the Second Lien Collateral;

         (iv) all books and records exclusively related to or used only in connection with the Second Lien Collateral;

         (v) all Marketing Materials exclusively related to or used only in connection with the Second Lien Collateral;

         (vi) all Regulatory Documentation exclusively related to or used only in connection with the Second Lien Collateral;

         (vii) to the extent not covered by clauses (i) through (vi) of this sentence all other personal property of such Issuer exclusively related to or used only in connection with the Second Lien Collateral, whether tangible or intangible; and

         (viii) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Issuer from time to time with respect to any of the foregoing.

            Notwithstanding anything to the contrary contained in clauses (i) through (viii) above, the security interests created by this Agreement shall not extend to any Excluded Property, and the term "Second Lien Collateral" shall not include any Excluded Property or any Pledged Collateral and (i) each Issuer shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (ii) from and after the Date of Closing, no Issuer shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Issuer believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

            Notwithstanding anything herein to the contrary, no Issuer shall be obligated to grant a security interest or take any related action with respect to the Second Lien Collateral until the Company receives the Wyeth Consent, which consent the Company will use its best efforts to obtain. Upon receipt of the Wyeth Consent, all provisions hereof shall be operative with no further action taken by the parties hereto.

            SECTION 2.3 Preferred Stock Second Priority Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations relating to the Preferred Stock, each Issuer hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the holders of the Preferred Stock, a second priority lien on and security interest in and to all of the right, title and interest of such Issuer in, to and under the Pledged Collateral to the extent, and only to the extent it relates exclusively to Vaniqa, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Vaniqa Collateral"):

         (i)      all Accounts relating exclusively to Vaniqa;

         (ii) all Equipment, Goods, Inventory and Fixtures relating exclusively to Vaniqa;

         (iii) all Documents, Instruments and Chattel Paper relating exclusively to Vaniqa;

         (iv) all Intellectual Property Collateral relating exclusively to Vaniqa;

         (v) the Commercial Tort Claims described on Schedule 16 to the Perfection Certificate relating exclusively to Vaniqa;

         (vi) all General Intangibles relating exclusively to Vaniqa (including, without limitation, rights arising under common law, statutes, or regulations, new drug applications and modifications thereof);

         (vii)    the Acquisition Documents and Acquisition Document Rights;

         (viii)   all books and records relating exclusively to Vaniqa;

         (ix)     all Marketing Materials relating exclusively to Vaniqa;

         (x)      all Regulatory Documentation relating exclusively to Vaniqa;

         (xi) to the extent not covered by clauses (i) through (x) of this sentence, all other personal property of such Issuer relating exclusively to Vaniqa, whether tangible or intangible; and

         (xii) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Issuer from time to time with respect to any of the foregoing.

            Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, the security interests created by this Agreement shall not extend to any Excluded Property, and the term "Vaniqa Collateral" shall not include any Excluded Property, any other Pledged Collateral or any Second Lien Collateral and (i) each Issuer shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (ii) from and after the Date of Closing, no Issuer shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Issuer believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type. Notwithstanding the foregoing, (i) no representation or warranty is made by any Issuer in this Agreement, with respect to the validity or enforceability of this
Section 2.3 with respect to the rights, if any, of the Secured Parties under this Section 2.3, including with respect the creation or perfection of a security interest, and the relative priority of any such security interest, or the effect of the federal Bankruptcy Code and comparable provisions of state law, and other applicable antifraud laws, securities laws, usury laws or public policy considerations on the rights, if any, of the Secured Parties under this
Section 2.3; and (ii) no Issuer shall be held accountable for any failure to create, perfect or maintain a security interest pursuant to this Section 2.3 by reason of the foregoing; however, provided further, no Issuer shall, and shall not permit any of its subsidiaries to, directly or indirectly, challenge the enforceability, validity or perfection of the security interest created pursuant to this Section 2.3 for the benefit of the Collateral Agent for the benefit of the Secured Parties, or their transferees or assigns, on the Collateral, except in the context of (i) any derivative actions brought on behalf of such Issuer and (ii) proceedings under the Federal Bankruptcy Code or similar state proceedings, to the extent required by law.

            SECTION 2.4 INTENTIONALLY OMITTED.

            SECTION 2.5 Security Interests(a). (a) Each Issuer hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by
Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, whether such Issuer is an organization, the type of organization and any organizational identification number issued to such Issuer. Each Issuer agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.

            (b) Each Issuer hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

            (c) Each Issuer hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by such Issuer hereunder, without the signature of such Issuer, and naming such Issuer, as debtor, and the Collateral Agent, as secured party.

            (d) Collateral Agent hereby agrees not to deliver to any bank, securities intermediary or other applicable financial institution any notice of sole control or entitlement order with respect to any Deposit Account or Securities Account governed by any Control Agreement unless an Event of Default has occurred and is continuing. With respect to the financing statements filed by the Collateral Agent with respect to the security interests granted pursuant to Sections 2.1 and 2.2 of this Agreement, each Issuer authorizes such financing statements to provide that they cover "all assets" or "all personal property" in accordance with Section 9-504 of the New York UCC.

            SECTION 2.6 No Release. Nothing set forth in this Agreement shall relieve such Issuer from the performance of any term, covenant, condition or agreement on such Issuer's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Issuer's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Issuer relating thereto or for any breach of any representation or warranty on the part of such Issuer contained in this Agreement, the Purchase Agreements, the Securities, the Preferred Stock or the other Security Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Issuer contained in this Section 2.6 shall survive the termination hereof and the discharge of each Issuer's other obligations under this Agreement and the Purchase Agreements, the Securities, the Preferred Stock, the Certificate of Designation and the other Security Documents.

                                   ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                                USE OF COLLATERAL

            SECTION 3.1 Delivery of Certificated Securities Collateral. All certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. Each Issuer hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Issuer after the date hereof, shall immediately upon receipt thereof by such Issuer be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

            SECTION 3.2 Perfection of Uncertificated Securities Collateral. Each Issuer represents and warrants that upon the filing of the financing statements listed on Schedule 6 of the Perfection Certificate the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Issuer hereby agrees that if any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then such Issuer shall, to the extent permitted by applicable law, record such pledge on the equityholder register or books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof.

            SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. The only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interests granted by each Issuer to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement in respect of the Collateral are listed in Schedule 7 of the Perfection Certificate. All such filings, registrations and recordings have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 of the Perfection Certificate and shall be filed, registered and recorded immediately after the date thereof. Each Issuer agrees that at the sole cost and expense of the Issuers, (i) such Issuer will maintain the security interests created by this Agreement in the Collateral as perfected security interests having at least the priority required hereunder and shall defend such security interests against the claims and demands of all Persons, (ii) such Issuer will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Issuer will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and the execution and delivery of Control Agreements.

            SECTION 3.4 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interests in the Collateral, each Issuer agrees, in each case at such Issuer's own expense, to take the following actions with respect to the following Collateral:

            (a) Instruments and Tangible Chattel Paper. As of the date hereof, each Issuer hereby represents and warrants that no amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in
      Schedule 13 of the Perfection Certificate. If any amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Issuer acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall return such Instrument or Tangible Chattel Paper to such Issuer from time to time, to the extent necessary for collection in the ordinary course of such Issuer's business.

            (b) Deposit Accounts. Each Issuer hereby represents and warrants that (i) as of the date hereof, it has neither opened nor maintains any Deposit Accounts related to the Collateral other than the accounts listed in Schedule 17 of the Perfection Certificate, (ii) each Issuer, as applicable, will execute and deliver, as of the date hereof, a Control Agreement substantially in the form set forth in Exhibit 2(a) hereof (or in such other form and substance as is reasonably acceptable to the Collateral Agent) for the Deposit Accounts listed in Schedule 17 of the Perfection Certificate or close such account and (iii) as of the date each such Control Agreement shall be executed, the Collateral Agent will have a perfected first priority Security Interest in each Deposit Account listed in Schedule 17 of the Perfection Certificate by Control. No Issuer shall hereafter establish and maintain any Deposit Account related to the Collateral unless (1) such Issuer shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new Deposit Account with a Bank, (2) such Bank shall be reasonably acceptable to the Collateral Agent and (3) such Bank and such Issuer shall have duly executed and delivered to the Collateral Agent a Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Issuer that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account related to the Collateral or withhold any withdrawal rights from each Issuer with respect to funds from time to time credited to any Deposit Account related to the Collateral unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal that would occur. The provisions of this Section 3.4(b) shall not apply to such Deposit Accounts related to the Collateral for which the Collateral Agent is the Bank. No Issuer shall grant Control of any Deposit Account related to the Collateral to any Person other than the Collateral Agent.

            (c) Investment Property. Each Issuer hereby represents and warrants that (i) as of the date hereof it has neither opened nor maintains any Securities Accounts or Commodity Accounts other than those listed in
      Schedule 17 of the Perfection Certificate, (ii) it will, on the Date of Closing, execute and deliver a Control Agreement substantially in the form set forth in Exhibit 2(b) hereto (or such other form and substance acceptable to the Collateral Agent) for each Securities Account or Commodity Account listed on Schedule 17 of the Perfection Certificate or close such account, (iii) as of the date each such Control Agreement is executed the Collateral Agent will have a perfected first priority security interest in such Securities Accounts and Commodity Accounts by Control and (iv) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 17 of the Perfection Certificate.

            (i) If any Issuer shall at any time hold or acquire any certificated securities constituting Investment Property, such Issuer shall immediately endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any securities now or hereafter acquired by any Issuer constituting Investment Property are uncertificated and are issued to such Issuer or its nominee directly by the issuer thereof, such Issuer shall immediately notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of such Issuer or such nominee, or (b) arrange for the Collateral Agent to become the registered owner of the securities. No Issuer shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary un-less (1) such Issuer shall have given the Collateral Agent 15 days' prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Issuer shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Issuer shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property (other than payments of a kind described in Section 7.5 hereof) received by it into a Controlled Account. The Collateral Agent agrees with each Issuer that the Collateral Agent shall not give any instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Issuer, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. Except for the provisions in the preceding sentence, the provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Issuer shall grant control over any Investment Property to any Person other than the Collateral Agent.

            (ii) As between the Collateral Agent and the Issuers, the Issuers shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to, or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Issuer or any other Person; provided, however, that nothing contained in this
      Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to any Issuer or any other Person under any Control Agreement or under applicable law. Each Issuer shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Property pledged by it under this Agreement. In the event any Issuer shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may, but shall not be required to, do so for the account of such Issuer and such Issuer shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.4(c) in accordance with Section 11.4 hereof.

            (d) Electronic Chattel Paper and Transferable Records. If any amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any "transferable record," as that term is defined in
      Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, upon acquiring such Electronic Chattel

      Paper or transferable record the Issuer acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Issuer that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Issuer to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Issuer with respect to such Electronic Chattel Paper or transferable record.

            (e) Letter-of-Credit Rights. If any Issuer is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Issuer in an amount individually or in the aggregate in excess of $100,000, the Issuer shall promptly notify the Collateral Agent thereof and the Issuer shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Purchase Agreements.

            (f) Commercial Tort Claims. As of the date hereof each Issuer hereby represents and warrants that it holds no Commercial Tort Claims related to the Collateral other than those listed in Schedule 16 of the Perfection Certificate. If any Issuer shall at any time hold or acquire a Commercial Tort Claim related to the Collateral having a value individually or in the aggregate in excess of $100,000, such Issuer shall immediately notify the Collateral Agent in writing signed by the Issuer of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

            (g) Bailee Letters. Each Issuer shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location listed in Schedule 2(d) annexed to the Perfection Certificate, where such Issuer maintains Collateral, a waiver of bailee's lien substantially in the form of Exhibit 3 annexed hereto (each a "Bailee Letter") and use commercially reasonable efforts to obtain a Bailee Letter from all such bailees who from time to time have possession of Collateral in the ordinary course of such Issuer's business.

            SECTION 3.5 Joinder of Additional Guarantors. The Issuers shall cause each domestic Subsidiary of the Company to pledge its assets to the Collateral Agent for the benefit of the Secured Parties, and to execute and deliver to the Collateral Agent (i) an instrument in the form of Exhibit 5 hereto, and (ii) a Perfection Certificate, in each case, within 10 Business Days of the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and an "Issuer" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Issuer herein. The execution and delivery of any such instrument shall not require the consent of any Issuer hereunder. The rights and obligations of each Issuer hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Issuer as a party to this Agreement.

            SECTION 3.6 Use and Pledge of Collateral. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time execute and deliver, upon written request of any Issuer and at the sole cost and expense of such Issuer, any and all instruments, certificates or other documents, in a form reasonably requested by such Issuer, necessary or appropriate in the reasonable judgment of such Issuer to enable any Issuer to continue to exploit, license, use, enjoy and protect the Collateral in accordance with the terms hereof and of the Purchase Agreements. The Issuers and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent for the benefit of the Secured Parties security interests in and Liens upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Issuer represents, warrants and covenants as follows:

            SECTION 4.1 Title, Authority and Validity; Preservation of Corporate Existence(i) . (i) Each Issuer (A) has good and valid rights in and title to the Collateral with respect to which it has purported to grant security interests and Liens hereunder, (B) has full power and authority to grant to the Collateral Agent the security interests in and Liens on such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained, (C) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (D) it is duly qualified to transact business and is in good standing in each state in which the Collateral is located and (E) this Agreement is a legal, valid and binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms.

            (ii) Each Issuer shall (A) preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its organization, (B) preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Collateral is located and (C) preserve and maintain in full force and effect all consents, authorizations and approvals necessary or required of any Governmental Authority or any other Person relating to the execution, delivery and performance hereof.

            SECTION 4.2 Validity of Security Interests. The security interests in and Liens on the Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) legal and valid security interests in all the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in Schedule 7 of the Perfection Certificate, perfected security interests in all the Collateral. Subject to Section 2.3 of this Agreement, the security interests and Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute perfected, continuing first and second priority security interests therein, superior and prior to the rights of all other Persons therein other than in the case of any Collateral with respect to the holders of Permitted Collateral Liens.

            SECTION 4.3 Limitation on Liens. Each Issuer is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, each Issuer will be, the sole direct and beneficial owner or licensee of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (i) Prior Liens, (ii) the Lien and security interests created by this Agreement, (iii) Contested Liens and (iv) the Liens described in Paragraph 6F of the Securities Purchase Agreement (the Liens described in clauses (i) through (iv) of this sentence, collectively, "Permitted Collateral Liens"). Each Issuer shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interests therein and Liens thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party. There is no agreement, and no Issuer shall enter into any agreement or take any other action, that would result in the imposition of any other Lien, restrict the transferability of any of the Collateral or otherwise impair or conflict with such Issuer's obligations or the rights of the Collateral Agent hereunder; provided, that if the obligations under the Securities shall no longer be outstanding (whether by maturity, redemption or otherwise), each Issuer may, upon notice to the Collateral Agent, grant a Lien in the Collateral to a third-party that is subordinated to the Liens granted under this Agreement ("Subordinated Liens").

            SECTION 4.4 Other Financing Statements. There is no (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral other than in the case of Collateral financing statements relating to Permitted Collateral Liens. So long as any of the Secured Obligations remain unpaid, no Issuer shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Collateral, except, in the case of any Collateral, financing statements filed or to be filed in respect of and covering the security interests granted by such Issuer to the holders of the Permitted Collateral Liens and Subordinated Liens.

            SECTION 4.5 Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number and chief executive office of each Issuer is indicated next to its name in Schedules 1(a) and 2(a) of the Perfection Certificate. No Issuer shall change (i) its corporate name, (ii) the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) its identity or type of organization or corporate structure, (iv) its Federal Taxpayer Identification Number or organizational identification number or (v) its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) with respect to such change, such Issuer shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interests of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereunder, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord's or warehousemen's liens with respect to such new location, if applicable. Each Issuer agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

            (b) The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of each Issuer need to be amended as a result of any of the changes described in Section 4.5(a). If any Issuer fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain perfected security interests in such Issuer's property constituting Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Issuer does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Issuer.

            SECTION 4.6 Location of Inventory and Equipment. All Equipment and Inventory constituting Collateral of each Issuer is located at the chief executive office or such other location listed in Schedules 2(a), 2(b), 2(c), 2(d) or 2(e) of the Perfection Certificate. No Issuer shall move any Equipment or Inventory exclusively related to the Collateral to any location other than one within the Continental United States that is listed in such Schedules of the Perfection Certificate with respect to such Issuer until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location within the Continental United States and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, each Issuer shall have taken all action reasonably satisfactory to the

Collateral Agent to maintain the perfection and priority of the security interests of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

            SECTION 4.7 Condition and Maintenance of Equipment. The Equipment constituting Collateral of each Issuer is in good repair, working order and condition, reasonable wear and tear excepted. Each Issuer shall cause any Equipment acquired exclusively in connection with the Collateral to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of such Issuer's business.

            SECTION 4.8 Corporate Names; Prior Transactions. No Issuer has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedules 1(b), 1(c) and 4 of the Perfection Certificate.

            SECTION 4.9 No Claims. Each Issuer owns or has rights to use all of the Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Issuer's business as currently conducted. The use by such Issuer of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Collateral Material Adverse Effect. No claim has been made and remains outstanding that any Issuer's use of any Collateral does or may violate the rights of any third Person that would individually, or in the aggregate, have a Collateral Material Adverse Effect.

            SECTION 4.10 No Conflicts, Consents, etc. Neither the execution and delivery hereof by each Issuer nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any Operative Agreement of any Issuer, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which any Issuer is a party, or by which it may be bound or to which any of its properties or assets may be subject, which violation would, individually or in the aggregate, have a Collateral Material Adverse Effect, (iii) conflicts with any Requirement of Law applicable to any Issuer or its property, which conflict would, individually or in the aggregate, have a Collateral Material Adverse Effect, or (iv) results in or requires the creation or imposition of any Lien (other than the Liens contemplated hereby) upon or with respect to any of the property now owned or hereafter acquired by any Issuer. No consent of any party (including, without limitation, equityholders or creditors of any Issuer) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (A) for the pledge by each Issuer of the Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by each Issuer, except as set forth in Schedule 4.10 attached hereto, (B) for the exercise by the Collateral Agent of the rights provided for in this Agreement or (C) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Agreement. In the event that the Collateral Agent desires to exercise any remedies, rights and powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, each Issuer agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

            SECTION 4.11 Collateral. All information set forth herein, including the schedules attached hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. The Collateral described on the schedules attached hereto constitutes all of the property of such type of Collateral owned or held by any Issuer.

            SECTION 4.12 Insurance. (a) Each Issuer, at its own expense, shall maintain or cause to be maintained the insurance policies and coverages required under Paragraph 5H of the Securities Purchase Agreement with respect to the Collateral.

            (b) If there shall occur any Destruction, individually or in the aggregate, in excess of $100,000, each Issuer shall promptly send to the Collateral Agent a written notice setting forth the nature and extent of such Destruction. If there shall occur any Taking, the applicable Issuer shall immediately notify the Collateral Agent upon receiving notice of such Taking or commencement of proceedings therefor. The Net Insurance Proceeds are hereby assigned and shall be paid to the Collateral Agent. Each Issuer shall take all steps necessary to notify the condemning authority of such assignment. All Net Insurance Proceeds shall be applied in accordance with the provisions of Paragraph 5H of the Securities Purchase Agreement.

            (c) In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default such proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure. The Collateral Agent shall retain its interest in the Insurance Policies required to be maintained pursuant to this Agreement during any redemption period.

            SECTION 4.13 Payment of Taxes; Compliance with Laws; Contesting Liens; Claims. Each Issuer represents and warrants that all Charges imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Charges constitute a Lien not yet due and payable or a Permitted Collateral Lien. Each Issuer shall comply with all Requirements of Law applicable to the Collateral the failure to comply with which would, individually or in the aggregate, have a Collateral Material Adverse Effect. Any Issuer may at its own expense contest the validity, amount or applicability of any Charges so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Purchase Agreements. Notwithstanding the foregoing provisions of this Section 4.13, (i) no contest of any such obligation may be pursued by any Issuer if such contest would expose the Collateral Agent or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Issuer shall have fur-nished a bond or other security therefor satisfactory to the Collateral
Agent, or such Secured Party, as the case may be, and (ii) if at any time payment or performance of any obligation contested by such Issuer pursuant to this Section 4.13 shall become necessary to prevent the imposition of remedies because of non-payment, such Issuer shall pay or perform the same, in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

            SECTION 4.14 Access to Collateral, Books and Records; Other Information. Upon reasonable request and prior notice to the Issuers, the Collateral Agent, its agents, accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable times as may be requested by the Collateral Agent all of the Collateral including, without limitation, all of the books, correspondence and records of any Issuer relating thereto. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Issuer agrees to render to the Collateral Agent at such Issuer's cost and expense, such clerical and other assistance as may be reasonably requested by the Collateral Agent with regard thereto. Each Issuer shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Collateral.

                                   ARTICLE V

              CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

            SECTION 5.1 Pledge of Additional Securities Collateral. Each Issuer shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver to the Collateral Agent a pledge amendment, duly executed by such Issuer, in substantially the form of Exhibit 4 annexed hereto (each, a "Pledge Amendment"), and the certificates and other documents required under
Section 3.1 and Section 3.2 in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Issuer hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Interests or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

            SECTION 5.2 Voting Rights; Distributions; etc(i) . (i) So long as no Event of Default shall have occurred and be continuing:

            (A) Each Issuer shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof or any other document evidencing the Obligations; provided, however, that no Issuer shall in any event exercise such rights in any manner which may have a Collateral Material Adverse Effect.

            (B) Each Issuer shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Collateral and shall, if received by such Issuer, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Issuer and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

            (C) The Collateral Agent shall be deemed without further action or formality to have granted to each Issuer all necessary consents relating to voting rights and shall, if necessary, upon written request of any Issuer and at the sole cost and expense of such Issuer, from time to time execute and deliver (or cause to be executed and delivered) to such Issuer all such instruments as such Issuer may reasonably request in order to permit such Issuer to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to
      Section 5.2(i)(B) hereof.

            (ii) Upon the occurrence and during the continuance of any Event of
Default:

            (A) All rights of each Issuer to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to
      Section 5.2(i)(A) hereof without any further action shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

            (B) All rights of each Issuer to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

            (iii) Each Issuer shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to
Section 5.2(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(ii)(B) hereof.

            (iv) All Distributions which are received by any Issuer contrary to the provisions of Section 5.2(ii)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Issuer and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

            SECTION 5.3 Operative Agreements. Each Issuer has delivered to the Collateral Agrent true, correct and complete copies of its Operative Agreements. The Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified except as disclosed to the Collateral Agent, and there is no existing default by any party thereun-der or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder. Each Issuer shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any Operative Agreement within ten days after such Issuer gives or receives such notice. No Issuer will terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which may have a Collateral Material Adverse Effect including electing to treat any Pledged Interests of such Issuer as a security under Section 8-103 of the UCC.

            SECTION 5.4 Defaults, etc. No Issuer is in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Issuer is a party relating to the Pledged Securities pledged by it, and no Issuer is in violation of any other provisions of any such agreement to which such Issuer is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by any Issuer is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against any Issuer by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of any Issuer.

                                   ARTICLE VI

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                               PROPERTY COLLATERAL

            SECTION 6.1 Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Issuer hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Issuer) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Issuer, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

            SECTION 6.2 Registrations. Except pursuant to licenses and other user agreements entered into by any Issuer in the ordinary course of business that are listed in Schedules 15(a) and (b) annexed to the Perfection Certificate, on and as of the date hereof (i) each Issuer owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Schedules 15(a) and (b) annexed to the Perfection Certificate, and (ii) to any Issuer's knowledge, all registrations listed in Schedules 15(a) and (b) annexed to the Perfection Certificate are valid and in full force and effect.

            SECTION 6.3 No Violations or Proceedings. To any Issuer's knowledge, on and as of the date hereof, (i) except as set forth in Schedule 6.3 attached hereto, there is no material violation by others of any right of such Issuer with respect to any Copyright, Patent or Trademark listed in Schedules 15(a) and
(b) annexed to the Perfection Certificate, respectively, pledged by it under the name of such Issuer, (ii) no Issuer is infringing upon any Copyright, Patent or Trademark of any other Person other than such infringement that, individually or in the aggregate, would not (or would not reasonably be expected to) result in a material adverse effect on the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Collateral and (iii) no proceedings have been instituted or are pending against any Issuer or, to any Issuer, knowledge, threatened, and no claim against any Issuer has been received by such Issuer, alleging any such violation, except as may be set forth in Schedule 6.3.

            SECTION 6.4 Protection of Collateral Agent's Security. On a continuing basis, each Issuer shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright in relation to the Collateral or (B) the institution of any proceeding or any adverse determination in any Federal, state or local court or administrative body regarding such Issuer's claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) to the extent permitted under the Acquisition Documents as in effect on the date hereof maintain and protect the Intellectual Property Collateral material to the use and operation of the Collateral as presently used and operated and as contemplated by the Purchase Agreements, (iii) to the extent permitted under the Acquisition Documents as in effect on the date hereof not permit to lapse or become abandoned any Intellectual Property Collateral material to the use and operation of the Collateral as presently used and operated and as contemplated by the Purchase Agreements, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Issuer obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Collateral, the ability of such Issuer or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Issuer in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Liens on and security interests in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, without the consent of the Collateral Agent, (vi) until the Collat-eral Agent exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent's reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time request.

            SECTION 6.5 After-Acquired Property. If any Issuer shall, at any time before the Secured Obligations have been paid in full (other than contingent indemnification obligations which, pursuant to the provisions of the Purchase Agreements or the collateral documents, survive the termination thereof), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.5 with respect to the Issuers shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Liens and security interests created by this Agreement without further action by any party. Each Issuer shall promptly (x) provide to the Collateral Agent written notice of any of the foregoing and (y) confirm the attachment of the Liens and security interests created by this Agreement to any rights described in clauses (x) and (y) of the immediately preceding sentence of this Section 6.5 by execution of an instrument in form reasonably acceptable to the Collateral Agent.

            SECTION 6.6 Modifications. Each Issuer authorizes the Collateral Agent to modify this Agreement by amending Schedules 15(a) and (b) annexed to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Issuer including, without limitation, any of the items listed in Section 6.5 hereof.

            SECTION 6.7 Litigation. Unless there shall occur and be continuing any Event of Default, each Issuer shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of such Issuer, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of each Issuer, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Issuer shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and such Issuer shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.7 in accordance with Section 11.3 hereof. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Is-suer agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

                                   ARTICLE VII

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

            SECTION 7.1 Special Representations and Warranties. As of the time when each of its Accounts in relation to the Collateral arises, each Issuer shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, (iii) will, in the case of an Account relating to the Collateral, except for the original or duplicate original invoice sent to a purchaser evidencing such purchaser's account, be the only original writings evidencing and embodying such obligation of the account debtor named therein and (iv) are in all material respects in compliance and conform with all applicable Federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

            SECTION 7.2 Maintenance of Records. Each Issuer shall keep and maintain at its own cost and expense complete records of each Account in relation to the Collateral, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Issuer shall, at such Issuer's sole cost and expense, upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts related to the Collateral, including, without limitation, all documents evidencing Accounts related to the Collateral and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Issuer). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Issuer's books, records, credit information, reports, memoranda and all other writings relating to the Accounts related to the Collateral to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts related to the Collateral or the Collateral Agent's security interests therein without the consent of any Issuer.

            SECTION 7.3 Legend. Each Issuer shall legend, at the request of the Collateral Agent made at any time after the occurrence of any Event of Default and in form and manner satisfactory to the Collateral Agent, the Accounts related to the Collateral and the other books, records and documents of such Issuer evidencing or pertaining to the Accounts related to the Collateral with an appropriate reference to the fact that the Accounts related to the Collateral have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has security interests therein.

            SECTION 7.4 Modification of Terms, etc. No Issuer shall rescind or cancel any indebtedness evidenced by any Account related to the Collateral or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account related to the Collateral or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Collateral Agent. Each Issuer shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts related to the Collateral.

            SECTION 7.5 Collection. Each Issuer shall cause to be collected from the account debtor of each of the Accounts related to the Collateral, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Accounts related to the Collateral that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Issuer may, with respect to an Account related to the Collateral, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts related to the Collateral and such other modifications of payment terms or settlements in respect of Accounts related to the Collateral as shall be commercially reasonable in the circumstances, all in accordance with such Issuer's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, in any case, whether incurred by any Issuer, the Collateral Agent or any Secured Party, shall be paid by the Issuers.

                                  ARTICLE VIII

                            TRANSFERS AND OTHER LIENS

            SECTION 8.1 Transfers of and other Liens on Collateral. No Issuer shall (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as permitted by the Purchase Agreements or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral pledged by it hereunder other than in the case of Collateral, Permitted Collateral Liens and Subordinated Liens.

                                   ARTICLE IX

                                    REMEDIES

            SECTION 9.1 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default the Collateral Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

            (i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Issuer or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Issuer's premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of such Issuer;

            (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Issuer, prior to receipt by any such obligor of such instruction, each Issuer shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than two Business Days after receipt thereof) pay such amounts to the Collateral Agent;

            (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Issuer to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

            (iv) Take possession of the Collateral or any part thereof, by directing any Issuer in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Issuer shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the

      Collateral Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Issuer's obligation to deliver the Collateral as contemplated in this
      Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by each Issuer of such obligation;

            (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Issuer constituting Collateral for application to the Secured Obligations as provided in Article VIII hereof;

            (vi) Require each Issuer to execute and deliver to the Secured Parties an assignment of the Intellectual Property Collateral (the "IP Assignment"). Each Issuer hereby authorizes the Secured Parties to complete as Assignee and record with the United States Patent and Trademark Office and the United States Copyright Office each IP Assignment;

            (vii) Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all consensual and other rights and powers with respect to any Collateral; and

            (viii) All the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Issuer, and each Issuer hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Issuer hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

            SECTION 9.2 Notice of Sale. Each Issuer acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by law, 10 days' prior notice to such Issuer of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Issuer if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

            SECTION 9.3 Waiver of Notice and Claims. Each Issuer hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Issuer would otherwise have under law, and each Issuer hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of any Issuer therein and thereto, and shall be a perpetual bar both at law and in equity against any Issuer and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Issuers.

            SECTION 9.4 Certain Sales of Collateral.

            (i)Each Issuer recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Issuer acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

            (ii)Each Issuer recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the

Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Issuer acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

            (iii) Notwithstanding the foregoing, each Issuer shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of such Issuer. Each Issuer will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Issuer shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iv) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Issuer shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            (v) Each Issuer further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against each Issuer, and each Issuer hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

            SECTION 9.5 No Waiver; Cumulative Remedies.

            (i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, each Issuer, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

            SECTION 9.6 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of Collateral Agent, each Issuer shall execute and deliver to Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights related to the Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from Collateral Agent, each Issuer shall make available to Collateral Agent, to the extent within such Issuer's power and authority, such personnel in such Issuer's employ on the date of the Event of Default as Collateral Agent may reasonably designate to permit such Issuer to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Issuer under the registered Patents, Trademarks and/or Copyrights related to the Collateral, and such persons shall be available to perform their prior functions on Collateral Agent's behalf.

                                    ARTICLE X

                             APPLICATION OF PROCEEDS

            The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Article IX hereof shall be applied, together with any other sums then held by the Collateral Agent in the manner set forth in the Intercreditor Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.1 Concerning the Collateral Agent.

            (i) The Collateral Agent has been appointed as collateral agent pursuant to the Intercreditor Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement and the Intercreditor Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

            (ii) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

            (iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

            (iv) If any item of Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

            SECTION 11.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Issuer shall fail to perform any covenants contained in this Agreement (including, without limitation, any Issuer's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of any Issuer under any Collateral) or if any warranty on the part of any Issuer contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which any Issuer fails to pay or perform as and when required hereby and which such Issuer does not contest in accordance in accordance with the provision of Section 4.13 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Issuers in accordance with the provisions of Section 11.3 hereof. Neither the provisions of this Section 11.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty form constituting an Event of Default. Each Issuer hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Issuer and in the name of such Issuer, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of the Intercreditor Agreement and the other collateral documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Issuer hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

            SECTION 11.3 Expenses. Each Issuer will upon demand pay to the Collateral Agent the amount of any and all costs and expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) any action, suit or other proceeding affecting the Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Liens hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Collateral with any requirements of any Governmental Authority or law),

(ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (v) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or (vi) the failure by any Issuer to perform or observe any of the provisions hereof. All amounts expended by the Collateral Agent and payable by the Issuers under this Section 11.3 shall be due upon demand therefor (together with interest thereon accruing at the highest rate then in effect under the Purchase Agreements during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. Each Issuer's obligations under this Section 11.3 shall survive the termination hereof and the discharge of such Issuer's other obligations under this Agreement, the Purchase Agreements and the other collateral documents.

            SECTION 11.4 Indemnity.

            (i)Indemnity. Each Issuer agrees to indemnify, pay and hold harmless the Collateral Agent and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Collateral Agent and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Purchase Agreements, the Securities, the Preferred Stock, the Certificate of Designation any other collateral document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by any Issuer in this Agreement, the Purchase Agreements, the Securities, the Preferred Stock, other collateral document or any other document evidencing the Secured Obligations) (the "Indemnified Liabilities"); provided, however, that no Issuer shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Issuer shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

            (ii) Survival. The obligations of such Issuer's contained in this
Section 11.4 shall survive the termination hereof and the discharge of such Issuer's other obligations under this Agreement, the Purchase Agreements and under the other collateral documents.

            (iii) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

            SECTION 11.5 Continuing Security Interests; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon each Issuer, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of the Issuers) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise.

            SECTION 11.6 Termination; Release. The Collateral shall be released from the Liens of this Agreement upon satisfaction in full of the Secured Obligations relating to the Securities and the Vaniqa Collateral shall be released from the Liens of this Agreement upon satisfaction in full of the Secured Obligations relating to the Preferred Stock. Upon termination hereof or any release of Collateral and/or Vaniqa Collateral, as the case may be, in accordance with the foregoing, the Collateral Agent shall, upon the request and at the sole cost and expense of the Issuers, assign, transfer and deliver to the Issuers, against receipt and without recourse to or warranty by the Collateral Agent, such of the Collateral and/or Vaniqa Collateral, as the case may be, to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral and/or the Vaniqa Collateral, as the case may be.

            SECTION 11.7 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Issuers therefrom, shall be effective unless the same shall be made in accordance with the terms of the Purchase Agreements and the Certificate of Designation unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Issuer from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Issuer in any case shall entitle such Issuer to any other or further notice or demand in similar or other circumstances.

            SECTION 11.8 Notices. Unless otherwise provided herein or in the Purchase Agreements, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Purchase Agreements, as to such Issuer, addressed to it at the address of such Issuer set forth in the Purchase Agreements and as to the Collateral Agent, addressed to it at the address set forth in the Intercreditor Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.8.

            SECTION 11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 11.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE ISSUERS WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY HEREOF, EACH ISSUER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH ISSUER AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO SUCH ISSUER AT ITS ADDRESS SET FORTH IN THE PURCHASE AGREEMENTS OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BYANY ISSUER REFUSES TO ACCEPT SERVICE, SUCH ISSUER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST EACH ISSUER IN THE COURTS OF ANY OTHER JURISDICTION. EACH ISSUER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 11.11 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 11.12 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            SECTION 11.13 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business

Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

            SECTION 11.14 No Credit for Payment of Taxes or Imposition. No Issuer shall be entitled to any credit against the principal, premium, if any, or interest payable under the Security Purchase Agreement or the Securities, or any liquidation preference or dividends under the Preferred Stock Purchase Agreement or the Preferred Stock, and no Issuer shall be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

            SECTION 11.15 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Issuer any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Liens hereof.

            SECTION 11.16 Obligations Absolute. All obligations of the Issuers hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Issuer;

            (ii) any lack of validity or enforceability of the Purchase Agreements, the Securities, the Preferred Stock or any other collateral document, or any other agreement or instrument relating thereto;

            (iii)any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreements, the Securities, the Preferred Stock or any other collateral document, or any other agreement or instrument relating thereto;

            (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Purchase Agreements, the Securities, the Preferred Stock or any other collateral document except as specifically set forth in a waiver granted pursuant to the provisions of
      Section 11.7 hereof; or

            (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Issuer.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Issuers and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                 WOMEN FIRST HEALTHCARE, INC.


                                 By:      /s/ Charles M. Caporale
                                    ---------------------------------------
                                       Name:    Charles M. Caporale
                                       Title:   Vice President, Chief Financial
                                                Officer, Treasurer and Secretary

                                 AS WE CHANGE, L.L.C.


                                 By:      /s/ Charles M. Caporale
                                    ---------------------------------------
                                       Name:    Charles M. Caporale
                                       Title:   Vice President, Chief Financial
                                                Officer, Treasurer and Secretary

                                 CIBC WMC INC.,
                                       as Collateral Agent
                                 By:      /s/ William P. Phoenix
                                    ---------------------------------------
                                       Name:    William P. Phoenix
                                       Title:   Managing Director